Exhibit 99.1

FOR IMMEDIATE RELEASE

Homeowners Choice Reports First Quarter 2013 Results

Tampa, Fla. – May 2, 2013 – Homeowners Choice, Inc., doing business as HCI Group, Inc. (NYSE:HCI), reported its financial results for the quarter ended March 31, 2013.

First Quarter 2013 - Financial Results

Income available to common stockholders in the first quarter of 2013 totaled $20.4 million or $1.81 diluted earnings per common share. These results compare with $6.8 million or $0.88 diluted earnings per common share in the first quarter of 2012.

Gross premiums earned in the first quarter of 2013 increased 50.9% to $82.5 million from $54.7 million in the same year-ago period. The increase was primarily due to policies assumed from Citizens Property Insurance Corporation in November 2012.

Net premiums earned (defined as gross premiums earned less premiums ceded to reinsurance companies) in the first quarter of 2013 increased 49.8% to $60.6 million from $40.4 million in the same prior year period. Premiums ceded in the first quarter of 2013 were 26.6% of the company’s gross premiums earned, compared with 26.1% during the same prior year period.

Net investment income in the first quarter of 2013 was $139,000 compared with $522,000 in the same prior year period. The decrease was primarily due to operating losses incurred by certain business activities associated with the company’s real estate investments.

Losses and loss adjustment expenses in the first quarter of 2013 were $15.9 million compared with $19.2 million in the same prior year period.

Policy acquisition and other underwriting expenses in the first quarter of 2013 were $6.0 million compared with $6.8 million in the first quarter of 2012. The decrease was primarily due to a one-time charge in 2012 resulting from the adoption of new accounting guidance for deferred acquisition costs. Interest expense totaled $686,000 in the first quarter of 2013 and relates to our senior notes issued in January 2013. Other operating expenses, which include a variety of general and administrative costs, totaled $6.1 million in the first quarter of 2013 compared with $4.3 million in the first quarter of 2012.

First Quarter 2013 - Financial Ratios

The company’s loss ratio for the first quarter of 2013 (defined as losses and loss adjustment expenses incurred related to net premiums earned) was 26.2% compared with 47.4% in the first quarter of 2012.

The expense ratio in the first quarter of 2013 (defined as policy acquisition and other underwriting expenses related to net premiums earned plus interest and other administrative expenses) was 21.1% compared with 27.5% in the first quarter of 2012.

Expressed as the total of all expenses related to net premiums earned, the combined loss and expense ratio to net premiums earned was 47.3% in the first quarter of 2013 compared with 74.9% in the first quarter of 2012.

Management Commentary

“Our book of business continues to perform well,” said Paresh Patel, Homeowners Choice chairman and chief executive officer. “We believe our strong balance sheet will permit us to take advantage of accretive growth opportunities.”

Conference Call

Homeowners Choice will hold a conference call later today (May 2, 2013) to discuss these financial results. The company’s chairman and chief executive officer, Paresh Patel, and chief financial officer, Richard Allen, will host the call starting at 4:30 p.m. Eastern time. A question and answer session will follow management’s presentation.

The call will be available by dialing—

Toll-Free: 877-407-9210

International: 201-689-8049

Investors or analysts that wish to participate in the call should contact Jay Madhu, vice president of investor relations at jmadhu@hcigroup.com or (813) 405-3660.

The conference call will be broadcast simultaneously and will be available for replay via the investor section of the company’s website at www.hcigroup.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day through May 9, 2013.

Toll-Free Replay Number: 877-660-6853

International Replay Number: 201-612-7415

About Homeowners Choice, Inc.

Homeowners Choice, Inc., doing business as HCI Group, Inc., is a holding company owning subsidiaries engaged in diverse business activities, including property and casualty insurance, information technology, real estate and reinsurance. The company’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., is a leading provider of property and casualty insurance in the state of Florida.

The company’s common shares trade on the New York Stock Exchange under the ticker symbol “HCI” and are included in the Russell 2000 Index. Its 8% Senior Notes trade on the New York Stock Exchange under the ticker symbol “HCJ.” Its 7% Series A, cumulative redeemable preferred shares trade on the NASDAQ Capital Market under the ticker symbol “HCIIP.” For more information about Homeowners Choice, Inc., visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. For example, there can be no assurance that accretive growth opportunities will arise or that the company will take advantage of them. Some of these risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. Homeowners Choice, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Jay Madhu, Vice President of Investor Relations

Homeowners Choice, Inc.

Tel (813) 405-3660

jmadhu@hcigroup.com

Investor Relations Contact:

Matt Glover or Michael Koehler

Liolios Group, Inc.

Tel (949) 574-3860

hci@liolios.com

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands, except share amounts)

	At March 31, 2013	At December 31, 2012
	(Unaudited)
Assets

Fixed-maturity securities, available-for-sale, at fair value	$35,117	35,953
Equity securities, available-for-sale, at fair value	9,944	8,876
Other investments	16,059	16,087

Total investments	61,120	60,916
Cash and cash equivalents	279,327	230,214
Accrued interest and dividends receivable	272	375
Premiums and reinsurance receivable	17,125	10,642
Prepaid reinsurance premiums	16,035	9,112
Deferred policy acquisition costs	11,822	10,032
Property and equipment, net	12,981	10,853
Deferred income taxes	4,921	3,848
Other assets	3,957	2,296

Total assets	$407,560	338,288

Liabilities and Stockholders’ Equity

Losses and loss adjustment expenses	$41,751	41,168
Unearned premiums	140,951	154,249
Advance premiums	15,905	4,029
Assumed reinsurance balances payable	991	1,377
Accrued expenses	6,727	3,041
Dividends payable	37	42
Income taxes payable	13,802	8,813
Long-term debt	40,250	—
Other liabilities	7,418	4,316

Total liabilities	267,832	217,035

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (liquidation preference $10.00 per share), no par value, 1,500,000 shares authorized, 210,555 and 241,182 shares issued and outstanding in 2013 and 2012	—	—
Preferred stock (no par value 18,500,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 10,907,244 and 10,877,537 shares issued and outstanding in 2013 and 2012)	—	—
Additional paid-in capital	64,286	63,875
Retained income	73,657	55,758
Accumulated other comprehensive income	1,785	1,620

Total stockholders’ equity	139,728	121,253

Total liabilities and stockholders’ equity	$407,560	338,288

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012
	(Unaudited)

Revenue

Gross premiums earned	$82,547	54,698
Premiums ceded	(21,996)	(14,267)

Net premiums earned	60,551	40,431

Net investment income	139	522
Policy fee income	772	515
Realized investment gains	20	21
Other	329	163

Total revenue	61,811	41,652

Expenses

Losses and loss adjustment expenses	15,872	19,168
Policy acquisition and other underwriting expenses	5,968	6,836
Interest expense	686	—
Other operating expenses	6,115	4,267

Total expenses	28,641	30,271

Income before income taxes	33,170	11,381

Income taxes	12,783	4,413

Net income	$20,387	6,968

Preferred stock dividends	(34)	(181)

Income available to common stockholders	$20,353	6,787

Basic earnings per common share	$1.87	1.07

Diluted earnings per common share	$1.81	0.88

Dividends per common share	$0.23	0.15

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